Q3 2025 Update 1 Exhibit 99.1

Highlights 03 Financial Summary 04 Operational Summary 06 Automotive 07 Core Technology 08 Energy & Services and Other 09 Outlook 10 Photos & Charts 11 Key Metrics 20 Financial Statements 22 Additional Information 28 2

S U M M A R YH I G H L I G H T S (1) Excludes SBC (stock-based compensation) & Digital assets gains and losses, net of tax; (2) Free cash flow = operating cash flow less capex; (3) Includes cash, cash equivalents and investments; Note: all information herein refers to the current quarter unless otherwise noted. Profitability $1.6B GAAP operating income $1.4B GAAP net income $1.8B non-GAAP net income1 In Q3, the Tesla team achieved record vehicle deliveries globally, showing strength and growth across all regions, while also achieving record energy storage deployments across the residential, industrial and utility sectors. This strong performance resulted in both record revenue and free cash flow generation in the quarter. We continue to launch new products that excite our customers across automotive and energy. We launched the Model YL and Model Y Performance and further expanded our vehicle offering with the Model 3 and Model Y Standard, our most affordable vehicles. We also unveiled the Megapack 3 and Megablock, which will further simplify large battery installations by reducing cost and time to deploy. We believe our scale and cost structure will enable us to navigate the shifting market dynamics across the globe more effectively than our peers, with advances in AI making our products the most compelling in the market. Our focus remains on scaling our core hardware business by maximizing our deliveries and deployments, as these products will deliver increasing value to our customers over time via services powered by AI. Every Tesla vehicle delivered today is designed for autonomy while every Tesla energy storage product is capable of being enhanced and optimized by our virtual power plant or Autobidder functionality. We continue to deliver a fleet of products that brings AI into the real world as we pursue a future of sustainable abundance as outlined in our Master Plan Part IV. While we face near-term uncertainty from shifting trade, tariff and fiscal policy, we are focused on long-term growth and value creation. We are prudently making the necessary investments in our business, including future business lines, that we believe will drive incredible value for Tesla and the world across transport, energy and robotics. Cash Operating cash flow of $6.2B Record Free cash flow2 of nearly $4.0B $4.9B increase in our cash and investments3 to $41.6B Operations Launched ride-hailing service in the Bay Area using Robotaxi technology Record energy storage deployments Record vehicle deliveries 3

FINANCIAL SUMMARY

(Unaudited)

($ in millions, except percentages and per share data)	Q3-2024	Q4-2024	Q1-2025	Q2-2025	Q3-2025	YoY
Total automotive revenues	20,016	19,798	13,967	16,661	21,205	6%
Energy generation and storage revenue	2,376	3,061	2,730	2,789	3,415	44%
Services and other revenue	2,790	2,848	2,638	3,046	3,475	25%
Total revenues	25,182	25,707	19,335	22,496	28,095	12%
Total gross profit	4,997	4,179	3,153	3,878	5,054	1%
Total GAAP gross margin	19.8%	16.3%	16.3%	17.2%	18.0%	-185 bp
Operating expenses	2,280	2,596	2,754	2,955	3,430	50%
Income from operations	2,717	1,583	399	923	1,624	-40%
Operating margin	10.8%	6.2%	2.1%	4.1%	5.8%	-501 bp
Adjusted EBITDA [(1) (2)]	4,665	4,333	2,814	3,401	4,227	-9%
Adjusted EBITDA margin [(1) (2)]	18.5%	16.9%	14.6%	15.1%	15.0%	-348 bp
Net income attributable to common stockholders (GAAP) [(1)]	2,173	2,128	409	1,172	1,373	-37%
Net income attributable to common stockholders (non-GAAP) [(1) (3)]	2,505	2,107	934	1,393	1,770	-29%
EPS attributable to common stockholders, diluted (GAAP) [(1)]	0.62	0.60	0.12	0.33	0.39	-37%
EPS attributable to common stockholders, diluted (non-GAAP) [(1) (3)]	0.72	0.60	0.27	0.40	0.50	-31%
Net cash provided by operating activities	6,255	4,814	2,156	2,540	6,238	0%
Capital expenditures [(4)]	(3,513)	(2,780)	(1,492)	(2,394)	(2,248)	-36%
Free cash flow [(4)]	2,742	2,034	664	146	3,990	46%
Cash, cash equivalents and investments	33,648	36,563	36,996	36,782	41,647	24%

[(1)] As a result of the adoption of the new crypto assets standard, the previously reported quarterly periods in 2024 have been recast.

[(2)] Beginning in Q1'25, Adjusted EBITDA (non-GAAP) is presented net of digital assets gains and losses and all prior periods have been adjusted.

[(3)] Beginning in Q1'25, Net income attributable to common stockholders (non-GAAP) is presented net of digital assets gains and losses and all prior periods have been adjusted.

[(4)] Beginning in Q1'25, Capital expenditures is presented inclusive of purchases of solar energy systems and all prior periods have been adjusted.

4

FINANCIAL SUMMARY

Revenue

Total revenue increased 12% YoY to $28.1B. YoY, revenue was impacted by the following items[1]:

+ increase in vehicle deliveries
+ growth in Energy Generation and Storage
+ growth in Services and Other
- lower regulatory credit revenue
- lower one-time FSD revenue recognition YoY due to Q3'24 releases related to Cybertruck and certain features such as Actually Smart Summon

Profitability

Our operating income decreased 40% YoY to $1.6B, resulting in a 5.8% operating margin. YoY, operating income was primarily impacted by the following items[1]:

- increase in operating expenses (excl. SBC and Restructuring and Other) driven by SG&A, AI and other R&D projects
- increase in SBC and Restructuring and Other charges
- lower regulatory credit revenue
- lower one-time FSD revenue recognition YoY as described above
- higher average cost per vehicle due to lower fixed cost absorption for certain models, an increase in tariffs, and sales mix, partially offset by lower raw material costs
+ growth in Energy Generation and Storage gross profit
+ increase in vehicle deliveries
+ growth in Services and Other gross profit

Cash

Quarter-end cash, cash equivalents and investments was $41.6B. The sequential increase of $4.9B was primarily the result of increased free cash flow.

[1] Impact is calculated on a constant currency basis. Actuals are compared against current results converted into USD using average exchange rates from Q3'24.

5 T E S L A

Q3-2024 Q4-2024 Q1-2025 Q2-2025 Q3-2025 YoY Model 3/Y production 443,668 436,718 345,454 396,835 435,826 -2% Other models production 26,128 22,727 17,161 13,409 11,624 -56% Total production 469,796 459,445 362,615 410,244 447,450 -5% Model 3/Y deliveries 439,975 471,930 323,800 373,728 481,166 9% Other models deliveries 22,915 23,640 12,881 10,394 15,933 -30% Total deliveries 462,890 495,570 336,681 384,122 497,099 7% of which subject to operating lease accounting 14,449 26,962 13,721 6,670 10,230 -29% Total end of quarter operating lease vehicle count 168,867 180,523 179,930 172,882 170,017 1% Global vehicle inventory (days of supply)(1) 19 12 22 24 10 -47% Storage deployed (GWh) 6.9 11.0 10.4 9.6 12.5 81% Tesla locations 1,306 1,359 1,390 1,454 1,498 15% Mobile service fleet 1,933 1,895 1,799 1,684 1,699 -12% Supercharger stations 6,706 6,975 7,131 7,377 7,753 16% Supercharger connectors 62,421 65,495 67,316 70,228 73,817 18% (1) Days of supply is calculated by dividing new vehicle ending inventory by the relevant quarter’s deliveries and using 75 trading days (aligned with Automotive News definition). O P E R A T I O N A L S U M M A R Y (Unaudited) 6

A U T O M O T I V E Current Installed Annual Vehicle Capacity Region Model Capacity Status California Model S / Model X 100,000 Production Model 3 / Model Y >550,000 Production Shanghai Model 3 / Model Y >950,000 Production Berlin Model Y >375,000 Production Texas Model Y >250,000 Production Cybertruck >125,000 Production Cybercab - Construction Nevada Tesla Semi - Construction TBD Roadster - Design development Installed capacity ≠ current production rate and there may be limitations discovered as production rates approach capacity. Production rates depend on a variety of factors, including equipment uptime, component supply, downtime related to factory upgrades, regulatory considerations and other factors. Construction includes factory and infrastructure buildout as well as tool installation. Market share of Tesla vehicles by region (TTM) Source: Tesla estimates based on latest available data from ACEA; Autonews.com; CAAM – light- duty vehicles only; TTM = Trailing twelve months; Q3 data for Europe unavailable as of 10/22/25.(1) Active driver supervision required; does not make the vehicle autonomous We launched several new vehicle options across multiple geographies as we aim to increase utilization of our manufacturing footprint and expand our addressable markets. US: California, Nevada and Texas In October, we launched the Model 3 and Model Y Standard, each with over 300 miles of range and starting at $36,990 and $39,990, respectively, making our products more accessible to customers in the wake of the expiration of the EV tax credit in the U.S. Even with their affordable starting price, these models come standard with what makes Tesla so appealing, including active safety features, a 15.4” center touchscreen and heated first-row seats and steering wheel. We also launched the Model Y Performance (0-60 in 3.3 seconds) and began offering leasing for certified pre-owned Model 3s and Model Ys. APAC: Shanghai We launched the Model YL in China, a longer wheelbase version of the Model Y with 6 seats and 3 rows, expanding our product portfolio in this critical market. We achieved record deliveries in South Korea, Taiwan, Japan and Singapore and began deliveries of the Model Y in India. South Korea is now our third largest market behind only the U.S. and China, serving as validation of our competitive positioning in a robust EV market. We launched FSD (Supervised)1 in Australia and New Zealand and continue to prepare for a broader launch in China, pending regulatory approval. Europe and the Middle East: Berlin-Brandenburg Model Y is the best-selling vehicle in Norway, Switzerland and Iceland YTD, in Finland for Q3 and in the Netherlands and Denmark in September. At Gigafactory Berlin, we produced the 100,000th refreshed Model Y and started production of the Model Y Performance. We continue to pursue the launch of FSD (Supervised)1 in Europe, pending regulatory approval.7 0% 1% 2% 3% 4% US/Canada Europe China

Tesla AI training capacity ramp through end of September (H100 equivalent GPUs) C O R E T E C H N O L O G Y Cumulative miles driven with FSD (Supervised)1 (billions) Artificial Intelligence Software and Hardware We began deploying v14 of FSD (Supervised)(1) in October, bringing a large portion of the Robotaxi FSD model to consumers plus improved handling of several complex scenarios such as avoiding road debris, yielding for emergency vehicles and adding arrival options to indicate where FSD should park. We expanded both our service area and fleet count for our Robotaxi service in Austin and launched our Bay Area ride-hailing service. These efforts help refine our Robotaxi service by providing valuable real-world data that will allow us to quickly scale to other cities in the future with our universal model. We announced a deal to manufacture advanced semiconductors for AI inference and training in the U.S. with Samsung and further expanded our AI training compute capacity, bringing Cortex to a total of 81k H100 equivalents. Vehicle and Other Software Robotaxi iOS app is now available to everyone in the U.S. and Canada – anyone can download to join the waitlist. We continue to enhance our vehicles with over-the-air updates, deploying Grok (an AI companion) for vehicles in North America, Low Power Mode to help conserve energy (useful when traveling) and Light Sync that synchronizes the car’s interior accent lights with music. Customers can order food directly from their vehicle touchscreen before arrival at the Tesla Diner in Los Angeles. Tesla app users can now pinpoint vehicle concerns and diagnose urgent issues to dispatch mobile technicians to help streamline vehicle service. Battery, Powertrain and Manufacturing Both Model 3 and Model Y Standard feature a new battery pack and powertrain designed for energy and cost efficiency, offering compelling range (321 miles) at an attractive price point. We continue to localize and de-risk our battery and powertrain supply chains across regions, including progress on raw material, intermediate and final assembly processes in the U.S. and Europe for both the LFP and nickel supply chains. We expect our lithium refinery in Texas to begin production in Q4 2025 and our LFP lines in Nevada to begin production Q1 2026.8 (1) Active driver supervision required; does not make the vehicle autonomous 0 20,000 40,000 60,000 80,000 100,000 120,000 140,000 Existing Capacity 0.0 1.0 2.0 3.0 4.0 5.0 6.0 FSD Miles on V12 and Beyond FSD Miles on V11 and Before

E N E R G Y & S E R V I C E S A N D O T H E R Energy Storage deployments (TTM; GWh) Energy and Services and Other gross profit (TTM; $M) Energy Generation and Storage We achieved our highest quarterly energy storage deployments, bolstered by the continued ramp of Megafactory Shanghai and another record quarter of Powerwall deployments. Gross profit increased sequentially and year-over-year to a record $1.1 billion. We unveiled our next-generation industrial storage product, Megablock, a pre-engineered, medium voltage battery that integrates four Megapack 3s. This new and simplified architecture incorporates hardware, software and services in a single package up to medium voltage, enabling rapid utility-scale deployment with faster interconnection to the grid and reduced complexity for customers. Megapack 3 production will begin at Megafactory Houston in 2026 with up to 50 GWh per year of manufacturing capacity. We recently launched a new lease offering in the U.S. for solar + Powerwall that provides our customers with predictable energy costs (versus rising utility bills), with attractive features, including a lower monthly payment compared to loans, a system availability guarantee for the full lease term and a buyout option after five years. We believe this new lease offering will help drive incremental demand for our residential energy products. Services and Other We added over 3,500 net new Supercharging stalls in Q3, growing the network 18% year-over- year. In September, we launched our first v4 Supercharger cabinets with 3x the power density and 2x the number of stalls per cabinet compared to V3, resulting in higher throughput, higher efficiency, lower cost and faster deployments. V4 superchargers enable 500kW charging for passenger vehicles and 1,200kW charging for Tesla Semi, enabling the fastest charging time for trucks in the U.S. 9 0 5 10 15 20 25 30 35 40 45 -1,000 -500 0 500 1,000 1,500 2,000 2,500 3,000 3,500 4,000 4,500

O U T L O O K Volume It is difficult to measure the impacts of shifting global trade and fiscal policies on the automotive and energy supply chains, our cost structure and demand for durable goods and related services. While we are making prudent investments that will set up our vehicle, energy and other future businesses for growth, the actual results will depend on a variety of factors, including the broader macroeconomic environment, the rate of acceleration of our autonomy efforts and production ramp at our factories. Cash We have sufficient liquidity to fund our product roadmap, long-term capacity expansion plans and other expenses. Furthermore, we will manage the business such that we maintain a strong balance sheet during periods of uncertainty. Profit While we continue to execute on innovations to reduce the cost of manufacturing and operations, over time, we expect our hardware- related profits to be accompanied by an acceleration of AI, software and fleet-based profits. Product We continue to evolve and augment our product lineup with a focus on cost, scale and future monetization opportunities via services powered by our AI software. We remain focused on growing our sales volumes through a differentiated and efficiently managed product portfolio, which includes leveraging and optimizing our existing production capacity before building new factories and production lines. Cybercab, Tesla Semi and Megapack 3 are on schedule for volume production starting in 2026. First generation production lines for Optimus are being installed in anticipation of volume production. 10

P H O T O S & C H A R T S

M O D E L 3 & M O D E L Y S T A N D A R D – T H E T E S L A L I N E U P I S N O W M O R E A F F O R D A B L E 12

M O D E L Y P E R F O R M A N C E – 0 - 6 0 M P H I N 3 . 3 S E C O N D S 13

M O D E L Y L – T H E E X T E N D E D W H E E L B A S E , T H R E E - R O W O P T I O N 14

M O D E L Y L – T H E E X T E N D E D W H E E L B A S E , T H R E E - R O W O P T I O N 15

G I G A F A C T O R Y T E X A S – 5 0 0 K V E H I C L E S P R O D U C E D 16

O P T I M U S – A T T H E T R O N A R E S P R E M I E R E 17

L A S M E G A S – M E G A P A C K 3 L A U N C H E V E N T 18

L A S M E G A S – M E G A P A C K 3 L A U N C H T E A M 19

Vehicle Deliveries (millions of units) K E Y M E T R I C S Q U A R T E R L Y (Unaudited) Operating Cash Flow ($B) Free Cash Flow ($B) (1) Net Income ($B) (2) Adjusted EBITDA ($B) (2) (3) 20 (1) Beginning in Q1'25, Capital expenditures is presented inclusive of purchases of solar energy systems and all prior periods have been adjusted. (2) As a result of the adoption of the new crypto assets standard, the previously reported quarterly periods in 2024 have been recast. (3) Beginning in Q1'25, Adjusted EBITDA (non-GAAP) is presented net of digital assets gains and losses and all prior periods have been adjusted. 0.0 0.1 0.2 0.3 0.4 0.5 4Q -2 02 2 1Q -2 02 3 2Q -2 02 3 3Q -2 02 3 4Q -2 02 3 1Q -2 02 4 2Q -2 02 4 3Q -2 02 4 4Q -2 02 4 1Q -2 02 5 2Q -2 02 5 3Q -2 02 5 -3 -2 -1 0 1 2 3 4 5 6 7 4Q -2 02 2 1Q -2 02 3 2Q -2 02 3 3Q -2 02 3 4Q -2 02 3 1Q -2 02 4 2Q -2 02 4 3Q -2 02 4 4Q -2 02 4 1Q -2 02 5 2Q -2 02 5 3Q -2 02 5 0 1 2 3 4 5 6 7 8 4Q -2 02 2 1Q -2 02 3 2Q -2 02 3 3Q -2 02 3 4Q -2 02 3 1Q -2 02 4 2Q -2 02 4 3Q -2 02 4 4Q -2 02 4 1Q -2 02 5 2Q -2 02 5 3Q -2 02 5

Operating Cash Flow ($B) Free Cash Flow ($B) (1) K E Y M E T R I C S T R A I L I N G 1 2 M O N T H S ( T T M ) (Unaudited) Net Income ($B) (2) Adjusted EBITDA ($B) (2) (3) Vehicle Deliveries (millions of units) 21 (1) Beginning in Q1'25, Capital expenditures is presented inclusive of purchases of solar energy systems and all prior periods have been adjusted. (2) As a result of the adoption of the new crypto assets standard, the previously reported quarterly periods in 2024 have been recast. (3) Beginning in Q1'25, Adjusted EBITDA (non-GAAP) is presented net of digital assets gains and losses and all prior periods have been adjusted. 0.0 0.2 0.4 0.6 0.8 1.0 1.2 1.4 1.6 1.8 2.0 4Q -2 02 2 1Q -2 02 3 2Q -2 02 3 3Q -2 02 3 4Q -2 02 3 1Q -2 02 4 2Q -2 02 4 3Q -2 02 4 4Q -2 02 4 1Q -2 02 5 2Q -2 02 5 3Q -2 02 5 0 2 4 6 8 10 12 14 16 18 20 4Q -2 02 2 1Q -2 02 3 2Q -2 02 3 3Q -2 02 3 4Q -2 02 3 1Q -2 02 4 2Q -2 02 4 3Q -2 02 4 4Q -2 02 4 1Q -2 02 5 2Q -2 02 5 3Q -2 02 5 0 2 4 6 8 10 12 14 16 18 4Q -2 02 2 1Q -2 02 3 2Q -2 02 3 3Q -2 02 3 4Q -2 02 3 1Q -2 02 4 2Q -2 02 4 3Q -2 02 4 4Q -2 02 4 1Q -2 02 5 2Q -2 02 5 3Q -2 02 5

F I N A N C I A L S T A T E M E N T S

STATEMENT OF OPERATIONS
(Unaudited)

In millions of USD or shares as applicable, except per share data	Q3-2024	Q4-2024	Q1-2025	Q2-2025	Q3-2025
REVENUES					
Automotive sales	18,831	18,659	12,925	15,787	20,359
Automotive regulatory credits	739	692	595	439	417
Automotive leasing	446	447	447	435	429
Total automotive revenues	20,016	19,798	13,967	16,661	21,205
Energy generation and storage	2,376	3,061	2,730	2,789	3,415
Services and other	2,790	2,848	2,638	3,046	3,475
Total revenues	**25,182**	**25,707**	**19,335**	**22,496**	**28,095**
COST OF REVENUES					
Automotive sales	15,743	16,268	11,461	13,567	17,365
Automotive leasing	247	242	239	228	225
Total automotive cost of revenues	15,990	16,510	11,700	13,795	17,590
Energy generation and storage	1,651	2,289	1,945	1,943	2,342
Services and other	2,544	2,729	2,537	2,880	3,109
Total cost of revenues	20,185	21,528	16,182	18,618	23,041
Gross profit	**4,997**	**4,179**	**3,153**	**3,878**	**5,054**
OPERATING EXPENSES					
Research and development	1,039	1,276	1,409	1,589	1,630
Selling, general and administrative	1,186	1,313	1,251	1,366	1,562
Restructuring and other	55	7	94	—	238
Total operating expenses	2,280	2,596	2,754	2,955	3,430
INCOME FROM OPERATIONS	**2,717**	**1,583**	**399**	**923**	**1,624**
Interest income	429	442	400	392	439
Interest expense	(92)	(96)	(91)	(86)	(76)
Other (expense) income, net [1]	(263)	595	(119)	320	(28)
INCOME BEFORE INCOME TAXES [1]	2,791	2,524	589	1,549	1,959
Provision for income taxes [1]	602	381	169	359	570
NET INCOME [1]	2,189	2,143	420	1,190	1,389
Net income attributable to noncontrolling interests and redeemable noncontrolling interests in subsidiaries	16	15	11	18	16
NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS [1]	**2,173**	**2,128**	**409**	**1,172**	**1,373**
Less: Buy-out of noncontrolling interest	—	3	—	—	—
NET INCOME USED IN COMPUTING NET INCOME PER SHARE OF COMMON STOCK [1]	2,173	2,125	409	1,172	1,373
Net income per share of common stock attributable to common stockholders					
Basic [1]	$ 0.68	$ 0.66	$ 0.13	$ 0.36	$ 0.43
Diluted [1]	$ 0.62	$ 0.60	$ 0.12	$ 0.33	$ 0.39
Weighted average shares used in computing net income per share of common stock					
Basic	3,198	3,213	3,218	3,223	3,227
Diluted	3,497	3,517	3,521	3,519	3,526

[1] As a result of the adoption of the new crypto assets standard, the previously reported quarterly periods in 2024 have been recast.

23

BALANCE SHEET

(Unaudited)

In millions of USD	30-Sep-24	31-Dec-24	31-Mar-25	30-Jun-25	30-Sep-25
ASSETS					
Current assets					
Cash, cash equivalents and investments	33,648	36,563	36,996	36,782	41,647
Accounts receivable, net	3,313	4,418	3,782	3,838	4,703
Inventory	14,530	12,017	13,706	14,570	12,276
Prepaid expenses and other current assets	4,888	5,362	4,905	5,943	6,027
Total current assets	56,379	58,360	59,389	61,133	64,653
Operating lease vehicles, net	5,380	5,581	5,477	5,230	5,019
Solar energy systems, net	5,040	4,924	4,855	4,788	4,673
Property, plant and equipment, net	36,116	35,836	37,088	38,574	39,407
Operating lease right-of-use assets	4,867	5,160	5,330	5,633	5,783
Digital assets [2]	729	1,076	951	1,235	1,315
Goodwill and intangible assets, net	411	394	392	396	388
Deferred tax assets [2]	6,366	6,524	6,687	6,721	6,637
Other non-current assets	4,989	4,215	4,942	4,857	5,860
Total assets [2]	**120,277**	**122,070**	**125,111**	**128,567**	**133,735**
LIABILITIES AND EQUITY					
Current liabilities					
Accounts payable	14,654	12,474	13,471	13,212	12,819
Accrued liabilities and other	10,601	10,723	10,802	11,519	12,791
Deferred revenue	3,031	3,168	3,243	3,237	3,756
Current portion of debt and finance leases (1)	2,291	2,456	2,237	2,040	1,924
Total current liabilities	30,577	28,821	29,753	30,008	31,290
Debt and finance leases, net of current portion (1)	5,405	5,757	5,292	5,180	5,778
Deferred revenue, net of current portion	3,350	3,317	3,610	3,764	3,746
Other long-term liabilities	9,810	10,495	11,038	11,543	12,205
Total liabilities	**49,142**	**48,390**	**49,693**	**50,495**	**53,019**
Redeemable noncontrolling interests in subsidiaries	70	63	62	61	59
Total stockholders' equity [2]	70,356	72,913	74,653	77,314	79,970
Noncontrolling interests in subsidiaries	709	704	703	697	687
Total liabilities and equity [2]	**120,277**	**122,070**	**125,111**	**128,567**	**133,735**
(1) Breakdown of our debt is as follows:					
Non-recourse debt	7,379	7,871	7,238	6,953	7,458
Recourse debt	11	7	6	3	3
Days sales outstanding	13	14	19	15	14
Days payable outstanding	63	58	72	65	52

24

[2] As a result of the adoption of the new crypto assets standard, the previously reported quarterly periods in 2024 have been recast.

TESLA

STATEMENT OF CASH FLOWS

(Unaudited)

In millions of USD	Q3-2024	Q4-2024	Q1-2025	Q2-2025	Q3-2025
CASH FLOWS FROM OPERATING ACTIVITIES					
Net income [1]	2,189	2,143	420	1,190	1,389
Adjustments to reconcile net income to net cash provided by operating activities:					
Depreciation, amortization and impairment	1,348	1,496	1,447	1,433	1,625
Stock-based compensation	457	579	573	635	663
Deferred income taxes [1]	286	6	(43)	52	225
Digital assets (gain) loss, net [1]	(7)	(347)	125	(284)	(80)
Other	408	(93)	188	187	333
Changes in operating assets and liabilities	1,574	1030	(554)	(673)	2,083
Net cash provided by operating activities	**6,255**	**4,814**	**2,156**	**2,540**	**6,238**
CASH FLOWS FROM INVESTING ACTIVITIES					
Capital expenditures [2]	(3,513)	(2,780)	(1,492)	(2,394)	(2,248)
Purchases of investments	(6,032)	(15,158)	(6,015)	(7,485)	(11,402)
Proceeds from maturities of investments	6,670	10,335	5,856	6,935	9,295
Net cash used in investing activities	**(2,875)**	**(7,603)**	**(1,651)**	**(2,944)**	**(4,355)**
CASH FLOWS FROM FINANCING ACTIVITIES					
Net cash flows from other debt activities	(75)	(108)	(50)	(23)	410
Net (repayments) borrowings under vehicle and energy product financing	(107)	677	(674)	(400)	81
Net cash flows from noncontrolling interests – Solar	(26)	(37)	(22)	(14)	(20)
Other	340	453	414	215	512
Net cash provided by (used in) financing activities	**132**	**985**	**(332)**	**(222)**	**983**
Effect of exchange rate changes on cash and cash equivalents and restricted cash	108	(133)	40	111	(17)
Net increase (decrease) in cash and cash equivalents and restricted cash	3,620	(1,937)	213	(515)	2,849
Cash and cash equivalents and restricted cash at beginning of period	15,354	18,974	17,037	17,250	16,735
Cash and cash equivalents and restricted cash at end of period	18,974	17,037	17,250	16,735	19,584

[1] As a result of the adoption of the new crypto assets standard, the previously reported quarterly periods in 2024 have been recast.
[2] Beginning in Q1'25, Capital expenditures is presented inclusive of purchases of solar energy systems and all prior periods have been adjusted.

25

RECONCILIATION OF GAAP TO NON–GAAP FINANCIAL INFORMATION
(Unaudited)

In millions of USD or shares as applicable, except per share data	Q3-2024	Q4-2024	Q1-2025	Q2-2025	Q3-2025
Net income attributable to common stockholders (GAAP) [1]	**2,173**	**2,128**	**409**	**1,172**	**1,373**
Stock-based compensation expense, net of tax	338	249	428	443	459
Digital assets (gain) loss, net of tax [1]	(6)	(270)	97	(222)	(62)
Net income attributable to common stockholders (non-GAAP) [1] [2]	**2,505**	**2,107**	**934**	**1,393**	**1,770**
Less: Buy-outs of noncontrolling interests	—	3	—	—	—
Net income used in computing diluted EPS attributable to common stockholders (non-GAAP) [1] [2]	**2,505**	**2,104**	**934**	**1,393**	**1,770**
EPS attributable to common stockholders, diluted (GAAP) [1]	**0.62**	**0.60**	**0.12**	**0.33**	**0.39**
Stock-based compensation expense, net of tax, per share	0.10	0.08	0.12	0.13	0.13
Digital assets (gain) loss, net of tax, per share [1]	—	(0.08)	0.03	(0.06)	(0.02)
EPS attributable to common stockholders, diluted (non-GAAP) [1] [2]	**0.72**	**0.60**	**0.27**	**0.40**	**0.50**
Shares used in EPS calculation, diluted (GAAP and non-GAAP)	3,497	3,517	3,521	3,519	3,526
Net income attributable to common stockholders (GAAP) [1]	**2,173**	**2,128**	**409**	**1,172**	**1,373**
Interest expense	92	96	91	86	76
Provision for income taxes [1]	602	381	169	359	570
Depreciation, amortization and impairment	1,348	1,496	1,447	1,433	1,625
Stock-based compensation expense	457	579	573	635	663
Digital assets (gain) loss, net [1]	(7)	(347)	125	(284)	(80)
Adjusted EBITDA (non-GAAP) [1] [3]	**4,665**	**4,333**	**2,814**	**3,401**	**4,227**
Total revenues	25,182	25,707	19,335	22,496	28,095
Adjusted EBITDA margin (non-GAAP) [1] [3]	**18.5%**	**16.9%**	**14.6%**	**15.1%**	**15.0%**

[1] As a result of the adoption of the new crypto assets standard, the previously reported quarterly periods in 2024 have been recast.
[2] Beginning in Q1'25, Net income attributable to common stockholders (non-GAAP) is presented net of digital assets gains and losses and all prior periods have been adjusted.
[3] Beginning in Q1'25, Adjusted EBITDA (non-GAAP) is presented net of digital assets gains and losses and all prior periods have been adjusted.

26

TESLA

RECONCILIATION OF GAAP TO NON–GAAP FINANCIAL INFORMATION

(Unaudited)

In millions of USD	1Q-2022	2Q-2022	3Q-2022	4Q-2022	1Q-2023	2Q-2023	3Q-2023	4Q-2023	1Q-2024	2Q-2024	3Q-2024	4Q-2024	1Q-2025	2Q-2025	3Q-2025
Net cash provided by operating activities (GAAP)	3,995	2,351	5,100	3,278	2,513	3,065	3,308	4,370	242	3,612	6,255	4,814	2,156	2,540	6,238
Capital expenditures [1]	(1,772)	(1,730)	(1,803)	(1,858)	(2,073)	(2,060)	(2,459)	(2,307)	(2,777)	(2,272)	(3,513)	(2,780)	(1,492)	(2,394)	(2,248)
Free cash flow (non-GAAP) [1]	2,223	621	3,297	1,420	440	1,005	849	2,063	(2,535)	1,340	2,742	2,034	664	146	3,990

In millions of USD	1Q-2022	2Q-2022	3Q-2022	4Q-2022	1Q-2023	2Q-2023	3Q-2023	4Q-2023	1Q-2024	2Q-2024	3Q-2024	4Q-2024	1Q-2025	2Q-2025	3Q-2025
Net income attributable to common stockholders (GAAP) [2]	3,318	2,259	3,292	3,687	2,513	2,703	1,853	7,928	1,390	1,400	2,173	2,128	409	1,172	1,373
Interest expense	61	44	53	33	29	28	38	61	76	86	92	96	91	86	76
Provision for (benefit from) income taxes [2]	346	205	305	276	261	323	167	(5,752)	483	371	602	381	169	359	570
Depreciation, amortization and impairment	880	922	956	989	1,046	1,154	1,235	1,232	1,246	1,278	1,348	1,496	1,447	1,433	1,625
Stock-based compensation expense	418	361	362	419	418	445	465	484	524	439	457	579	573	635	663
Digital assets loss (gain), net [2]	—	170	—	34	—	—	—	—	(335)	100	(7)	(347)	125	(284)	(80)
Adjusted EBITDA (non-GAAP) [2] [3]	5,023	3,961	4,968	5,438	4,267	4,653	3,758	3,953	3,384	3,674	4,665	4,333	2,814	3,401	4,227

In millions of USD	4Q-2022	1Q-2023	2Q-2023	3Q-2023	4Q-2023	1Q-2024	2Q-2024	3Q-2024	4Q-2024	1Q-2025	2Q-2025	3Q-2025
Net cash provided by operating activities – TTM (GAAP)	14,724	13,242	13,956	12,164	13,256	10,985	11,532	14,479	14,923	16,837	15,765	15,748
Capital expenditures – TTM [1]	(7,163)	(7,464)	(7,794)	(8,450)	(8,899)	(9,603)	(9,815)	(10,869)	(11,342)	(10,057)	(10,179)	(8,914)
Free cash flow – TTM (non-GAAP) [1]	7,561	5,778	6,162	3,714	4,357	1,382	1,717	3,610	3,581	6,780	5,586	6,834

In millions of USD	4Q-2022	1Q-2023	2Q-2023	3Q-2023	4Q-2023	1Q-2024	2Q-2024	3Q-2024	4Q-2024	1Q-2025	2Q-2025	3Q-2025
Net income attributable to common stockholders – TTM (GAAP) [2]	12,556	11,751	12,195	10,756	14,997	13,874	12,571	12,891	7,091	6,110	5,882	5,082
Interest expense – TTM	191	159	143	128	156	203	261	315	350	365	365	349
Provision for (benefit from) income taxes – TTM [2]	1,132	1,047	1,165	1,027	(5,001)	(4,779)	(4,731)	(4,296)	1,837	1,523	1,511	1,479
Depreciation, amortization and impairment – TTM	3,747	3,913	4,145	4,424	4,667	4,867	4,991	5,104	5,368	5,569	5,724	6,001
Stock-based compensation expense – TTM	1,560	1,560	1,644	1,747	1,812	1,918	1,912	1,904	1,999	2,048	2,244	2,450
Digital assets loss (gain), net – TTM [2]	204	204	34	34	—	(335)	(235)	(242)	(589)	(129)	(513)	(586)
Adjusted EBITDA – TTM (non-GAAP) [2] [3]	19,390	18,634	19,326	18,116	16,631	15,748	14,769	15,676	16,056	15,486	15,213	14,775

TTM = Trailing twelve months

[1] Beginning in Q1'25, Capital expenditures is presented inclusive of purchases of solar energy systems and all prior periods have been adjusted.

[2] As a result of the adoption of the new crypto assets standard, the previously reported quarterly periods in 2024 have been recast.

[3] Beginning in Q1'25, Adjusted EBITDA (non-GAAP) is presented net of digital assets gains and losses and all prior periods have been adjusted.

27

A D D I T I O N A L I N F O R M A T I O N WEBCAST INFORMATION Tesla will provide a live webcast of its third quarter 2025 financial results conference call beginning at 4:30 p.m. CT on October 22, 2025 at ir.tesla.com. This webcast will also be available for replay for approximately one year thereafter. CERTAIN TERMS When used in this update, certain terms have the following meanings. Our vehicle deliveries include only vehicles that have been transferred to end customers with all paperwork correctly completed. Our energy product deployment volume includes both customer units when installed and equipment sales at time of delivery. “Net income attributable to common stockholders (non-GAAP)" is equal to (i) net income attributable to common stockholders before (ii)(a) stock-based compensation expense, net of tax and (b) digital assets (gain) loss, net of tax. "Adjusted EBITDA (non-GAAP)" is equal to (i) net income attributable to common stockholders before (ii)(a) interest expense, (b) provision for income taxes, (c) depreciation, amortization and impairment, (d) stock-based compensation expense and (e) digital assets loss (gain), net. "Free cash flow" is operating cash flow less capital expenditures. Average cost per vehicle is cost of automotive sales divided by new vehicle deliveries (excluding operating leases). “Days sales outstanding” is equal to (i) average accounts receivable, net for the period divided by (ii) total revenues and multiplied by (iii) the number of days in the period. “Days payable outstanding” is equal to (i) average accounts payable for the period divided by (ii) total cost of revenues and multiplied by (iii) the number of days in the period. “Days of supply” is calculated by dividing new car ending inventory by the relevant period's deliveries and using trading days. Constant currency impacts are calculated by comparing actuals against current results converted into USD using average exchange rates from the prior period. NON-GAAP FINANCIAL INFORMATION Consolidated financial information has been presented in accordance with GAAP as well as on a non-GAAP basis to supplement our consolidated financial results. Our non-GAAP financial measures include non-GAAP net income (loss) attributable to common stockholders, non-GAAP net income (loss) attributable to common stockholders on a diluted per share basis (calculated using weighted average shares for GAAP diluted net income (loss) attributable to common stockholders), Adjusted EBITDA, Adjusted EBITDA margin and free cash flow. These non-GAAP financial measures also facilitate management’s internal comparisons to Tesla’s historical performance as well as comparisons to the operating results of other companies. Management believes that it is useful to supplement its GAAP financial statements with this non-GAAP information because management uses such information internally for its operating, budgeting and financial planning purposes. Management also believes that presentation of the non-GAAP financial measures provides useful information to our investors regarding our financial condition and results of operations, so that investors can see through the eyes of Tesla management regarding important financial metrics that Tesla uses to run the business and allowing investors to better understand Tesla’s performance. Non-GAAP information is not prepared under a comprehensive set of accounting rules and therefore, should only be read in conjunction with financial information reported under U.S. GAAP when understanding Tesla’s operating performance. A reconciliation between GAAP and non-GAAP financial information is provided above. FORWARD-LOOKING STATEMENTS Certain statements in this update, including, but not limited to, statements in the “Outlook” section; statements relating to the development, strategy, ramp, production and capacity, demand and market growth, cost, pricing and profitability, investment, deliveries, deployment, availability and other features and improvements and timing of existing and future Tesla products and services; statements regarding operating margin, operating profits, spending and liquidity; and statements regarding expansion, improvements and/or ramp and related timing at our factories and refinery are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on assumptions and management’s current expectations, involve certain risks and uncertainties, and are not guarantees. Future results may differ materially from those expressed in any forward-looking statement. The following important factors, without limitation, could cause actual results to differ materially from those in the forward-looking statements: the risk of delays in launching and/or manufacturing our products, services and features cost-effectively; our ability to build and/or grow our products and services, sales, delivery, installation, servicing and charging capabilities and effectively manage this growth; our ability to successfully and timely develop, introduce and scale, as well as our consumers’ demand for, products and services based on artificial intelligence, robotics and automation, electric vehicles, Autopilot and FSD (Supervised) features, and ride-hailing services generally and our vehicles and services specifically; the ability of suppliers to deliver components according to schedules, prices, quality and volumes acceptable to us, and our ability to manage such components effectively; any issues with lithium-ion cells or other components manufactured at our factories; our ability to ramp our factories in accordance with our plans; our ability to procure supply of battery cells, including through our own manufacturing; risks relating to international operations and expansion, including unfavorable and uncertain regulatory, political, economic, tax, tariff, export controls and labor conditions; any failures by Tesla products to perform as expected or if product recalls occur; the risk of product liability claims; competition in the automotive, transportation and energy product and services markets; our ability to maintain public credibility and confidence in our long-term business prospects; our ability to manage risks relating to our various product financing programs; the status of government and economic incentives for electric vehicles and energy products; our ability to attract, hire and retain key employees and qualified personnel; our ability to maintain the security of our information and production and product systems; our compliance with various regulations and laws applicable to our operations and products, which may evolve from time to time; risks relating to our indebtedness and financing strategies; and adverse foreign exchange movements. More information on potential factors that could affect our financial results is included from time to time in our Securities and Exchange Commission filings and reports, including the risks identified under the section captioned “Risk Factors” in our annual report on Form 10-K filed with the SEC on January 30, 2025 and subsequent quarterly reports on Form 10-Q. Tesla disclaims any obligation to update information contained in these forward-looking statements whether as a result of new information, future events or otherwise. 28